Exhibit 10.1

Execution Version

SECURITIES PURCHASE AGREEMENT

BY AND AMONG

FEMASYS INC.

AND

THE PURCHASERS

August 7, 2026

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TABLE OF CONTENTS (continued)

Exhibits

Exhibit A	Form of Pre-Funded Warrant
Exhibit B	Form of Common Warrant
Exhibit C	Form of Common Warrant (Milestone)
Exhibit D	Registration Rights Agreement

ii

This SECURITES PURCHASE AGREEMENT (this “Agreement”) is dated as of August 7, 2026, by and among Femasys Inc., a Delaware corporation (the “Company”), and the entity listed on such Purchaser’s signature page attached to this Agreement (each, a “Purchaser” and together, the “Purchasers”).

WHEREAS, the Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act;

WHEREAS, the Company desires to issue and sell to the Purchasers, and each Purchaser desires to purchase from the Company, severally and not jointly, upon the terms and subject to the conditions stated in this Agreement, (i) shares of Common Stock of the Company, par value $0.001 (the “Common Stock”) or pre-funded warrants to purchase Common Stock substantially in the form of Exhibit A attached hereto (the “Pre-Funded Warrants”), and (ii) warrants to purchase Common Stock substantially in the form of Exhibit B attached hereto and warrants to purchase Common Stock substantially in the form of Exhibit C attached hereto (collectively, the “Common Warrants” and, together with the Pre-Funded Warrants, the “Warrants”); and

WHEREAS, Laidlaw & Company (UK) Ltd. (the “Placement Agent”) has been engaged as placement agent for the offering of the Securities (as defined below).

NOW THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the Company and each Purchaser, severally and not jointly, agree as follows:

1.           Purchase and Sale of Common Stock.

1.1.      Purchase and Sale. On August 10, 2026 (the “Closing Date”), upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Purchasers, severally and not jointly, each agree to purchase, the number of Securities set forth opposite such Purchasers name on such Purchaser’s signature page attached hereto, inclusive of the number of shares of Common Stock (the “Shares”) and/or Pre-Funded Warrants and the number of Common Warrants indicated thereon. The purchase price per share of Common Stock for each Purchaser shall be the purchase price per share set forth on such Purchaser’s signature page attached hereto (the “Per Share Price”). The purchase price per Pre-Funded Warrant shall be equal to the Per Share Price minus $0.0001 (the “Per Pre-Funded Warrant Price”). The Pre-Funded Warrants shall have an exercise price equal to $0.0001 per Warrant Share. The Common Warrants shall have an exercise price equal to $2.95 per Warrant Share. For the avoidance of doubt, the election to receive Pre-Funded Warrants in lieu of Shares is solely at the option of the applicable Purchaser. For each Share or for each Warrant Shares subject to any Pre-Funded Warrant purchased, each Purchaser shall receive one accompanying Common Warrant in the form of Exhibit B and one accompanying Common Warrant in the form of Exhibit C. The shares of Common Stock issuable upon exercise of the Warrants are referred to herein as the “Warrant Shares.” The Shares, the Pre-Funded Warrants, the Common Warrants and the Warrant Shares are collectively referred to herein as the “Securities.” Subject to and upon the terms and conditions set forth in this Agreement, at the Closing (as defined below), the Company shall issue and sell to each Purchaser, and each Purchaser, severally and not jointly, shall purchase from the Company, that number of Shares and/or Pre-Funded Warrants, and the accompanying number of Common Warrants, as set forth on such Purchaser’s signature page attached hereto.

1.2.        Closing. (a) Subject to the satisfaction or waiver of the conditions set forth in Section 5 of this Agreement, the closing of the purchase and sale of the Securities (the “Closing”) shall occur remotely via the exchange of documents and signatures on the Closing Date. No Purchaser shall be required to deliver payment for the Securities until such Purchaser has received confirmation that the Securities to be purchased by such Purchaser have been issued and delivered (or are being simultaneously delivered) as directed by such Purchaser. At the Closing, (i) to the extent a Purchaser is purchasing Shares, the Shares shall be issued and registered in the name of such Purchaser, or in such nominee name(s) as designated by such Purchaser, representing the number of Shares set forth on such purchaser’s signature page attached hereto, simultaneously against payment by such Purchaser of the aggregate purchase price therefor in full by wire transfer to the Company of immediately available funds, at or prior to the Closing, in accordance with wire instructions provided by the Company (on Company letterhead signed by the Chief Executive Officer or Chief Financial Officer of the Company) to the Purchasers prior to the Closing, to an account designated by the Company (which shall not be an escrow account); (ii) to the extent a Purchaser is purchasing Pre-Funded Warrants, the Company shall deliver or cause to be delivered to such Purchaser PDF copies of such Purchaser’s Pre-Funded Warrants, as set forth on such Purchaser’s signature page attached hereto, duly executed on behalf of the Company and registered in the name of such Purchaser (or its nominee), simultaneously against payment by such Purchaser of the aggregate purchase price therefor in full by wire transfer to the Company of immediately available funds, at or prior to the Closing, in accordance with wire instructions provided by the Company to the Purchasers prior to the Closing, to an account designated by the Company (which shall not be an escrow account); and (iii) the Company shall deliver or cause to be delivered to each Purchaser PDF copies of such Purchaser’s Common Warrants, as set forth on such Purchaser’s signature page attached hereto, duly executed on behalf of the Company and registered in the name of such Purchaser (or its nominee). On the Closing Date, the Company will issue the Shares in book-entry form, free and clear of all restrictive and other legends (except as expressly provided in Section 3.11 hereof) and shall provide evidence of such issuance from Broadridge Corporate Issuer Solutions, LLC, or such other transfer agent as proposed by the Company and consented to by the Purchasers, which consent shall not be unreasonably withheld (the “Transfer Agent”), as of the Closing Date to each Purchaser. The Company shall serve as the Warrant Agent for the Warrants. The failure of the Closing to occur on the Closing Date shall not terminate this Agreement or otherwise relieve any party of any of its obligations hereunder.

2.         Representations and Warranties of the Company. The Company hereby represents and warrants to each of the Purchasers and the Placement Agent that the statements contained in this Section 2 are true and correct as of the date hereof and the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date):

2.1.      No Registration. It is not necessary, in connection with the offer and sale of the Securities in the manner contemplated by this Agreement, to register such offer or sale of the Securities under the Securities Act. The Securities (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.   No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or any Company Covered Person. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any person listed in the first paragraph of Rule 506(d)(1).

2.2.      SEC Reports.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the 1933 Act and the 1934 Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the 1933 Act and the 1934 Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has never been an issuer described Rule 144(i)(1)(i) under the 1933 Act.

2.3.        Financial Statements; Non-GAAP Financial Measures.  The financial statements (including the related notes thereto) of the Company included or incorporated by reference in the SEC Reports and Schedule A attached hereto (together, the “Disclosure Package”), together with the related schedules and notes, comply as to form in all material respects with Regulation S-X under the 1933 Act and present fairly, in all material respects, the financial position of the Company at the dates indicated and the statements of comprehensive loss, stockholders’ equity and cash flows of the Company for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby, except in the case of unaudited interim financial statements, which are subject to normal year-end adjustments and do not contain certain footnotes as permitted by the applicable rules of the SEC, and any supporting schedules, if any, present fairly, in all material respects, the information required to be stated therein.  The selected financial data and the summary financial information, if any, and other financial data included or incorporated by reference in the Disclosure Package has been derived from the accounting records of the Company and present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein.  Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Disclosure Package under the 1933 Act or the 1933 Act Regulations.  The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Disclosure Package fairly presents the information called for in all material respects and has been prepared in accordance with the SEC’s rules and guidelines applicable thereto.

2.4.       No Material Adverse Change in Business.  Except as otherwise stated therein, since the respective dates as of which information is given in the Disclosure Package, (i) there has not been any material change in the capital stock (other than the issuance of shares of Common Stock upon exercise of stock options and warrants described as outstanding in, and the grant of options and awards under the Company’s existing stock-based compensation plans (the “Company Stock Plans”) described in, and the issuance of any stock upon the conversion of Company securities described in the Disclosure Package, and the repurchase or retirement of shares of capital stock pursuant to agreements providing for an option to repurchase or a right of first refusal on behalf of the Company pursuant to the Company’s repurchase rights), any change in short-term debt or long-term debt of the Company, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse effect, or any development that would reasonably be expected to result in a material adverse effect (A) on the legality, validity or enforceability of any Transaction Document (as defined below), (B) on the Company’s ability to perform in any material respect in a timely basis its obligations under any Transaction Documents or (C) in or affecting the business, properties, assets, management, condition (financial or otherwise), stockholders’ equity, results of operations or prospects of the Company, whether or not arising in the ordinary course of business (any of (A), (B) or (C), a “Material Adverse Effect”); (ii) the Company has not entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company or incurred any liability or obligation, direct or contingent, that is material to the Company; (iii) the Company has not sustained any loss or interference with its business that is material to the Company and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Disclosure Package; and (iv) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

2.5.      Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened or reasonably anticipated against or affecting the Company or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Legal Action”) which (i) adversely affects or challenges the legality, validity or enforceability of this Agreement, the other Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor, to the Company’s knowledge, any director or officer thereof, is or has been the subject of any Legal Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, except for such Legal Actions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There has not been, and to the knowledge of the Company, there is no pending or contemplated, any material investigation by the SEC involving the Company or any current or former director or officer of the Company. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the 1934 Act or the 1933 Act.

2.6.        Good Standing of the Company.  The Company has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As of the date this Agreement, the Company does not have any direct or indirect subsidiaries and does not own or control, directly or indirectly, any corporation, association or other entity.

2.7.       Capitalization.  The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Disclosure Package (except for subsequent issuances, if any, (A) pursuant to this Agreement, (B) pursuant to reservations, agreements or employee benefit plans referred to in the Disclosure Package, (C) pursuant to the conversion of convertible securities or exercise of options referred to in the Disclosure Package and (D) immaterial issuances under the Company’s at-the-market program referred to in the Disclosure Package). The outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and non-assessable. None of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

2.8.       Capitalization Table; Share Reservation; No Stockholder Approval. (a) Schedule A sets forth a complete and accurate capitalization table of the Company as of July 31, 2026, including all outstanding shares of Common Stock, options, warrants (including any outstanding warrants issued under the Company’s at-the-market program or otherwise), convertible instruments and other rights to acquire equity securities of the Company. (b) The Company has reserved a sufficient number of shares of authorized but unissued Common Stock for issuance upon exercise of all Warrants and conversion of all Pre-Funded Warrants issued pursuant to this Agreement. (c) No stockholder approval is required under applicable law or the rules of the Nasdaq Capital Market for the issuance of the Securities contemplated by this Agreement.

2.9.        Stock Options. Except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, with respect to the stock options (the “Stock Options”) granted pursuant to the Company Stock Plans, (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”), so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and, to the knowledge of the Company (other than with respect to the execution and delivery by the Company) the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made, in all material respects, in accordance with the terms of the Company Stock Plans, the 1934 Act and all other applicable laws and regulatory rules or requirements, including the rules of the Nasdaq Capital Market and any other exchange on which Company securities are traded, and (iv) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company. Each Company Stock Plan is accurately described in all material respects in the Disclosure Package. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its results of operations or prospects.

2.10.     Authorization of Agreement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents (as defined below) and otherwise to carry out its obligations hereunder and thereunder.  “Transaction Documents” means this Agreement, the Warrants, the Registration Rights Agreement (as defined below), all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder  This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.  The execution and delivery by the Company of this Agreement and the other Transaction Documents, and the performance by the Company of its obligations hereunder and thereunder will not contravene any provision of (i) applicable law, (ii) the certificate of incorporation or by-laws of the Company, (iii) any agreement or other instrument binding upon the Company that is material to the Company, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, except that, in the case of clause (i) and (iii) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or on the power and ability of the Company to perform its obligations under this Agreement or any other Transaction Document, and no consent, approval, authorization or order of, or qualification with, any governmental body, agency or court is required for the performance by the Company of its obligations under this Agreement or any other Transaction Document, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities.

2.11.      Authorization and Description of Securities.  The Shares and the Warrants to be purchased by the Purchasers from the Company have been duly authorized for issuance and sale to the Purchasers pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non‑assessable; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company. The Warrant Shares have been duly and validly authorized and reserved for issuance and, upon exercise of the Warrants in accordance with their respective terms, including the payment of any exercise price therefor, will be validly issued, fully paid and non‑assessable and will be free and clear of all liens, encumbrances and restrictions (other than those created by the Purchasers), except for restrictions on transfer set forth in this Agreement or imposed by applicable securities laws. The Shares and the Warrants conform to all statements relating thereto contained in the Disclosure Package and such description conforms to the rights set forth in the instruments defining the same. No holder of Shares will be subject to personal liability by reason of being such a holder.

2.12.     Absence of Violations, Defaults and Conflicts.  The Company is not (A) in violation of its charter, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company is a party or by which either of them may be bound or to which any of the properties or assets of the Company is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, individually or in the aggregate, result in a Material Adverse Effect.  The execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated herein (including the issuance and sale of the Securities) and therein and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, individually or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, by-laws or similar organizational document of the Company or any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity.   As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company.

2.13.      Listing.  The Shares have been approved for listing on the Nasdaq Capital Market, subject to notice of issuance.

2.14.     Absence of Labor Dispute.  No labor dispute with the employees of the Company exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers, customers or contractors, which, in either case, could result in a Material Adverse Effect.

2.15.      Absence of Proceedings.  Except as disclosed in the Disclosure Package, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity (including, without limitation, any action, suit proceeding, inquiry or investigation before or brought by the U.S. Food and Drug Administration (the “FDA”), the European Medicines Agency (the “EMA”)), or any comparable regulatory authority in any jurisdiction now pending or, to the knowledge of the Company, threatened, or reasonably anticipated, against or affecting the Company, which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect its properties or assets or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Company is a party or of which any of its respective properties or assets is the subject which are not described in the Disclosure Package, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

2.16.     Accuracy of Exhibits. There are no contracts or documents which are required to be described in the SEC Reports or to be filed as exhibits to the SEC Reports which have not been so described and filed as required.

2.17.      No Consents Required.   No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the Nasdaq Stock Market LLC, state securities laws or the rules of the Financial Industry Regulatory Authority, Inc.

2.18.     Possession of Licenses and Permits.  The Company possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by it (including, without limitation, all such permits, licenses, approvals, consents and other authorizations required by the FDA, the EMA, or any other federal, state, local or foreign agencies or bodies engaged in the regulation of clinical or preclinical studies, pharmaceuticals, biologics, biohazardous substances or activities related to the business now operated by the Company), except where the failure so to possess would not, individually or in the aggregate, result in a Material Adverse Effect.  The Company is in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, result in a Material Adverse Effect.  The Company has fulfilled and performed all of its material obligations with respect to the Governmental Licenses and, to the knowledge of the Company, no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the Company as a holder of any permit, except where the failure to so fulfill or perform, or the occurrence of such event, would not, individually or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, result in a Material Adverse Effect.  The Company has not received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

2.19.     Title to Property.  The Company has good and marketable title to all real property owned by it and good title to all other properties owned by it in each case, free and clear of all mortgages, pledges, liens, security interests, restrictions or encumbrances of any kind except such as (A) are described in the Disclosure Package or (B) do not, individually or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company; and all of the leases and subleases material to the business of the Company, considered as one enterprise, and under which the Company holds properties described in the Disclosure Package, are in full force and effect, and the Company has not received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company to the continued possession of the leased or subleased premises under any such lease or sublease.

2.20.     Title to Intellectual Property.  The Company owns or has valid, binding and enforceable licenses or other rights under the patents, patent applications, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property necessary for, or used in the conduct, or the proposed conduct, of the business of the Company in the manner described in the Disclosure Package (collectively, the “Intellectual Property”); the patents, trademarks, and copyrights, if any, included within the Intellectual Property are valid, enforceable, and subsisting; other than as disclosed in the Disclosure Package, (A) the Company is not obligated to pay a material royalty, grant a license to, or provide other material consideration to any third party in connection with the Intellectual Property, (B) the Company has not received any notice of any claim of infringement, misappropriation or conflict with any asserted rights of others with respect to any of the Company’s drug candidates, services, processes or Intellectual Property, (C) to the knowledge of the Company, neither the sale nor use of any of the discoveries, inventions, drug candidates, services or processes of the Company referred to in the Disclosure Package or will, to the knowledge of the Company, infringe, misappropriate or violate any right or valid patent claim of any third party, (D) none of the technology employed by the Company has been obtained or is being used by the Company in material violation of any contractual obligation binding on the Company or, to the Company’s knowledge, upon any of its officers, directors or employees or otherwise in violation of the rights of any persons, (E) to the knowledge of the Company, no third party has any ownership right in or to any Intellectual Property that is owned by the Company, other than any co-owner of any patent constituting Intellectual Property who is listed on the records of the U.S. Patent and Trademark Office (the “USPTO”) and any co-owner of any patent application constituting Intellectual Property who is named in such patent application, and, to the knowledge of the Company, no third party has any ownership right in or to any Intellectual Property in any field of use that is exclusively licensed to the Company, other than any licensor to the Company of such Intellectual Property, (F) there is no material infringement by third parties of any Intellectual Property, (G) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any Intellectual Property, and (H) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property.  The Company is in material compliance with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company, and all such agreements are in full force and effect.

2.21.     Patents and Patent Applications.  All patents and patent applications owned by or licensed to the Company or under which the Company has rights have, to the knowledge of the Company, been duly and properly filed and maintained; to the knowledge of the Company, the parties prosecuting such patent applications have complied with their duty of candor and disclosure to the USPTO in connection with such applications; and the Company is not aware of any facts required to be disclosed to the USPTO that were not disclosed to the USPTO and which would preclude the grant of a patent in connection with any such application or would reasonably be expected to form the basis of a finding of invalidity with respect to any patents that have issued with respect to such applications.  To the Company’s knowledge, all patents and patent applications owned by the Company and filed with the USPTO or any foreign or international patent authority (the “Company Patent Rights”) and all patents and patent applications in-licensed by the Company and filed with the USPTO or any foreign or international patent authority (the “In-licensed Patent Rights”) have been duly and properly filed; the Company believes it has complied with its duty of candor and disclosure to the USPTO for the Company Patent Rights and, to the Company’s knowledge, the licensors of the In-licensed Patent Rights have complied with their duty of candor and disclosure to the USPTO for the In-licensed Patent Rights.

2.22.     FDA Compliance.  Except as described in the Disclosure Package, the Company:  (A) is and at all times has been in material compliance with all statutes, rules or regulations of the FDA and other comparable Governmental Entities applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product under development, manufactured or distributed by the Company (“Applicable Laws”); (B) has not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the FDA or any governmental authority alleging or asserting material noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, exemptions, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (C) possesses all material Authorizations and such Authorizations are valid and in full force and effect and the Company is not in material violation of any term of any such Authorizations; (D) has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from the FDA or any governmental authority or third party alleging that any product operation or activity is in material violation of any Applicable Laws or Authorizations and has no knowledge that the FDA or any governmental authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (E) has not received notice that the FDA or any governmental authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any material Authorizations and has no knowledge that the FDA or any governmental authority is considering such action; and (F) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were materially complete and correct on the date filed (or were corrected or supplemented by a subsequent submission).

2.23.     Tests and Preclinical and Clinical Trials.  The studies, tests and preclinical and clinical trials conducted by or, to the Company’s knowledge, on behalf of the Company were and, if still ongoing, are being conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards and all Authorizations and Applicable Laws, including, without limitation, the Federal Food, Drug and Cosmetic Act and the rules and regulations promulgated thereunder; the descriptions of the results of such studies, tests and trials contained in the Disclosure Package are, to the Company’s knowledge, accurate and complete in all material respects and fairly present the data derived from such studies, tests and trials; except to the extent disclosed in the Disclosure Package, the Company is not aware of any studies, tests or trials, the results of which the Company believes reasonably call into question the study, test, or trial results described or referred to in the Disclosure Package when viewed in the context in which such results are described and the clinical state of development; and, except to the extent disclosed in the Disclosure Package, the Company has not received any notices or correspondence from the FDA or any Governmental Entity requiring the termination or suspension of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company, other than ordinary course communications with respect to modifications in connection with the design and implementation of such trials, copies of which communications have been made available to you.

2.24.      Compliance with Health Care Laws.  The Company has operated and currently is in compliance with all applicable health care laws, rules and regulations (except where such failure to operate or non-compliance would not, individually or in the aggregate, result in a Material Adverse Effect), including, without limitation, (i) the Federal, Food, Drug and Cosmetic Act (21 U.S.C. §§ 301 et seq.); (ii) all applicable federal, state, local and all applicable foreign healthcare related fraud and abuse laws, including, without limitation, the federal Anti-kickback Statute (42 U.S.C. § 1320a-7b(b)), the U.S. Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the criminal False Claims Law (42 U.S.C. § 1320a-7b(a)), all criminal laws relating to healthcare fraud and abuse, including but not limited to 18 U.S.C. Sections 286 and 287, the healthcare fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. Section 1320d et seq.), the exclusion laws (42 U.S.C. § 1320a-7), and the civil monetary penalties law (42 U.S.C. § 1320a-7a); (iii) HIPAA, as amended by the Health Information Technology for Economic Clinical Health Act (42 U.S.C. Section 17921 et seq.); (iv) the regulations promulgated pursuant to such laws; and (v) any other similar local, state, federal, or foreign laws (collectively, the “Health Care Laws”).  Neither the Company, nor to the Company’s knowledge, any of its officers, directors, employees or agents have engaged in activities which are, as applicable, cause for false claims liability, civil penalties, or mandatory or permissive exclusion from Medicare, Medicaid, or any other state or federal healthcare program. The Company has not received written notice or other correspondence of any claim, action, suit, audit, survey, proceeding, hearing, enforcement, investigation, arbitration or other action  (“Action”) from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in violation of any Health Care Laws, and, to the Company’s knowledge, no such Action is threatened. The Company is not a party to and does not have any ongoing reporting obligations pursuant to any corporate integrity agreement, deferred prosecution agreement, monitoring agreement, consent decree, settlement order, plan of correction or similar agreement imposed by any governmental or regulatory authority.  Additionally, neither the Company, nor to the Company’s knowledge, any of its employees, officers or directors, has been excluded, suspended or debarred from participation in any U.S. state or federal health care program or human clinical research or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion.

2.25.      Environmental Laws.  Except as described in the Disclosure Package or would not, individually or in the aggregate, result in a Material Adverse Effect, (A) the Company is not in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company threatened, administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company and (D) to the Company’s knowledge, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company relating to Hazardous Materials or any Environmental Laws.

2.26.      Accounting Controls and Disclosure Controls.  The Company maintains effective internal control over financial reporting (as defined under Rule 13‑a15 and 15d‑15 under the rules and regulations of the SEC under the 1934 Act Regulations) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Disclosure Package fairly presents the information called for in all material respects and is prepared in accordance with the SEC’s rules and guidelines applicable thereto.  Except as described in the Disclosure Package, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting.  The Company maintains an effective system of disclosure controls and procedures (as defined in Rule 13a‑15 and Rule 15d‑15 under the 1934 Act Regulations) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

2.27.      Payment of Taxes.  All United States federal income tax returns of the Company required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided in conformity with GAAP. The United States federal income tax returns of the Company through the fiscal year ended December 31, 2024, have been settled and no assessment in connection therewith has been made against the Company. The Company has filed all other tax returns that are required to have been filed by it pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are, in conformity with GAAP, adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

2.28.      Insurance.  The Company carries insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect.  The Company has no reason to believe that it will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.  The Company has not been denied any insurance coverage which it has sought or for which it has applied.

2.29.      Investment Company Act.  The Company is not required, and upon the issuance and sale of the Shares as herein contemplated and the application of the net proceeds therefrom as described in the Disclosure Package will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended.

2.30.      Absence of Manipulation.  Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the 1934 Act.

2.31.     Foreign Corrupt Practices Act.  None of the Company or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company has and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

2.32.      Money Laundering Laws.  To the Company’s knowledge after due inquiry, the operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

2.33.      OFAC.  None of the Company or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

2.34.      Statistical and Market-Related Data.  Any statistical and market-related data included in the Disclosure Package are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

2.35.     Privacy and Data Protection.  The Company has operated its business in a manner compliant in all material respects with all United States federal, state, local and non-United States privacy, data security and data protection laws and regulations applicable to the Company’s collection, use, transfer, protection, disposal, disclosure, handling, storage and analysis of personal data.  The Company has been and is in compliance in all material respects with internal policies and procedures designed to ensure the integrity and security of the data collected, handled or stored in connection with its business; the Company has been and is in compliance in all material respects with internal policies and procedures designed to ensure compliance with the Health Care Laws that govern privacy and data security and take, and has taken reasonably appropriate steps designed to assure compliance with such policies and procedures.  The Company has taken reasonable steps to maintain the confidentiality of its personally identifiable information, protected health information, consumer information and other confidential information of the Company and any third parties in its possession (“Sensitive Company Data”).  The tangible or digital information technology systems (including computers, screens, servers, workstations, routers, hubs, switches, networks, data communications lines, technical data and hardware), software and telecommunications systems used or held for use by the Company (the “Company IT Assets”) are adequate and operational for, in accordance with their documentation and functional specifications, the business of the Company as now operated and as currently proposed to be conducted as described in the Disclosure Package.  The Company has used reasonable efforts to establish, and has established, commercially reasonable disaster recovery and security plans, procedures and facilities for the business consistent with industry standards and practices in all material respects, including, without limitation, for the Company IT Assets and data held or used by or for the Company.  The Company has not suffered or incurred any security breaches, compromises or incidents with respect to any Company IT Asset or Sensitive Company Data, except where such breaches, compromises or incidents would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect; and there has been no unauthorized or illegal use of or access to any Company IT Asset or Sensitive Company Data by any unauthorized third party.  The Company has not been required to notify any individual of any information security breach, compromise or incident involving Sensitive Company Data.

2.36.    No Broker Fees.  Other than as owed to the Placement Agent, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Placement Agent for a brokerage commission, finder’s fee or other like payment in connection with the sale and issuance of the Securities contemplated hereby.

2.37.     Transactions With Affiliates and Employees.  Except as set forth in the Disclosure Package, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from, any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

2.38.     Application of Takeover Protections.  The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable as a result of the Company fulfilling its obligations or exercising its rights under this Agreement, and any other documents or agreements executed in connection with the transactions contemplated hereunder.

2.39.      Solvency.  Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid.  The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).  The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date.

2.40.      Stock Option Plans. Each stock option granted by the Company under the Company Stock Plans was granted (i) in accordance with the terms of the Company Stock Plans and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s stock option plan has been backdated.  The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its financial results or prospects.

2.41.      U.S. Real Property Holding Corporation.  The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon the Representative’s request.

2.42.      Bank Holding Company Act.  Neither the Company nor any of its affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”).  Neither the Company nor any of its affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.  Neither the Company nor any of its affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

2.43.      Board of Directors.  The Board of Directors is comprised of the persons set forth in the Company’s Definitive Proxy Statement filed on April 30, 2026. The qualifications of the persons serving as board members and the overall composition of the Board of Directors comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder applicable to the Company and the rules of the Nasdaq Stock Market LLC. At least one member of the Board of Directors qualifies as a “financial expert” as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and the rules of the Nasdaq Stock Market LLC.  In addition, at least a majority of the persons serving on the Board of Directors qualify as “independent” as defined under the rules of the Nasdaq Stock Market LLC.

2.44.    Cybersecurity.  (i)(x) There has been no material security breach or other compromise of or relating to any of the Company’s information technology and computer systems, networks, hardware, software, data (including the data of its respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of it), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company has not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to its IT Systems and Data; (ii) the Company is presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, individually or in the aggregate, have a Material Adverse Effect; (iii) the Company has implemented and maintained commercially reasonable safeguards to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data; and (iv) the Company has implemented backup and disaster recovery technology consistent with industry standards and practices.

2.45.      ERISA Compliance.  The Company and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company or its “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA.  “ERISA Affiliate” means, with respect to the Company, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code of which the Company is a member.  No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates.  No “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA).  Neither the Company nor any of its ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code.  Each employee benefit plan established or maintained by the Company or any of its ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

Any certificate signed by any officer of the Company and delivered to any Purchaser or to counsel for any of the Purchasers in connection with the purchase and sale of the Shares shall be deemed a representation and warranty by the Company to each Purchaser as to the matters covered thereby.

2.46.      Additional Agreements. The Company does not have any agreement (including side letters) with any Purchaser with respect to (or any other Person acquiring securities in connection therewith) the transactions contemplated by this Agreement other than as specified in this Agreement.

The Company acknowledges that each Purchaser will rely upon the truth and accuracy of, and the Company’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Company set forth herein.

3.          Representations and Warranties of Each Purchaser. Each Purchaser, severally for itself and not jointly with any other Purchaser, represents and warrants to the Company and the Placement Agent that the statements contained in this Section 3 are true and correct as of the date hereof and the Closing Date:

3.1.     Organization. Such Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted.

3.2.       Authorization. Such Purchaser has all requisite corporate or similar power and authority to enter into this Agreement and to carry out and perform its obligations hereunder and thereunder. All corporate, member or partnership action on the part of such Purchaser or its stockholders, members or partners necessary for the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein has been taken. The signature of such Purchaser on this Agreement is genuine and the signatory to this Agreement, if such Purchaser is an individual, has the legal competence and capacity to execute the same or, if such Purchaser is not an individual, the signatory has been duly authorized to execute the same on behalf of such Purchaser. Assuming this Agreement constitutes the legal and binding agreement of the Company, this Agreement constitutes a legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as such enforceability may be limited or otherwise affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and/or similar laws relating to or affecting the rights of creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.3.      No Conflict. The execution, delivery and performance of this Agreement by such Purchaser, the purchase of the Securities in accordance with their terms and the consummation by such Purchaser of the other transactions contemplated hereby will not conflict with or result in any violation of, breach or default by such Purchaser (with or without notice or lapse of time, or both) under, conflict with, or give rise to a right of termination, cancellation or acceleration of any obligation, a change of control right or to a loss of a material benefit under (i) any provision of the organizational documents of such Purchaser, including its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable or (ii) any agreement or instrument, undertaking, credit facility, franchise, license, judgment, order, ruling, statute, law, ordinance, rule or regulations, applicable to such Purchaser or its respective properties or assets, except, in the case of clause (ii), as would not, individually or in the aggregate, be reasonably expected to materially delay or hinder the ability of such Purchaser to perform its obligations under this Agreement (such delay or hindrance, a “Purchaser Adverse Effect”).

3.4.       Consents. All consents, approvals, orders and authorizations required on the part of such Purchaser in connection with the execution, delivery or performance of this Agreement, the issuance of the Securities and the consummation of the other transactions contemplated herein have been obtained or made, other than such consents, approvals, orders and authorizations the failure of which to make or obtain, individually or in the aggregate, would not reasonably be expected to have a Purchaser Adverse Effect.

3.5.       Residency. Such Purchaser’s residence (if an individual) or offices in which its investment decision with respect to the Securities was made (if an entity) are located at the address set forth on such Purchaser’s signature page attached hereto.

3.6.      Brokers and Finders. Such Purchaser has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement whose fees the Company would be required to pay.

3.7.       Investment Representations and Warranties. Such Purchaser hereby represents and warrants that, it is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” as that term is defined in Rule 501(a)(1), (2), (3) or (7) promulgated under the Securities Act under Regulation D promulgated pursuant to the Securities Act and has such knowledge and experience in financial and business matters as to be able to protect its own interests in connection with an investment in the Securities. Such Purchaser further represents and warrants that (x) it is capable of evaluating the merits and risk of such investment, and (y) that it has not been organized for the purpose of acquiring the Securities. Such Purchaser understands and agrees that the offering and sale of the Securities has not been registered under the Securities Act or any applicable state securities laws and is being made in reliance upon federal and state exemptions for transactions not involving a public offering which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of such Purchaser’s representations as expressed herein.

3.8.       Intent. Such Purchaser is purchasing the Securities solely for investment purposes, for such Purchaser’s own account and not for the account of others, and not with a view towards, or for offer or sale in connection with, any distribution or dissemination thereof. Notwithstanding the foregoing, if such Purchaser is purchasing the Securities as a fiduciary or agent for one or more investor accounts, such Purchaser has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account. Such Purchaser has no present arrangement to sell the Securities to or through any person or entity. Such Purchaser understands that the Securities must be held indefinitely unless such Securities are resold pursuant to a registration statement under the Securities Act or an exemption from registration is available.

3.9.       Investment Experience; Ability to Protect Its Own Interests and Bear Economic Risks. Such Purchaser, or such Purchaser’s professional advisors, have such knowledge and experience in finance, securities, taxation, investments and other business matters as to be capable of evaluating the merits and risks of investments of the kind described in this Agreement, and such Purchaser has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as such Purchaser has considered necessary to make an informed investment decision. By reason of the business and financial experience of such Purchaser or such Purchaser’s professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), such Purchaser can protect such Purchaser’s own interests in connection with the transactions described in this Agreement. Such Purchaser acknowledges that such Purchaser (i) is a sophisticated investor, experienced in investing in private placements of equity securities and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and (ii) has exercised independent judgment in evaluating its participation in the purchase of the Securities. Such Purchaser acknowledges that such Purchaser is aware that there are substantial risks incident to the purchase and ownership of the Securities, including those set forth in the Company’s filings with the SEC. Alone, or together with any professional advisor(s), such Purchaser has adequately analyzed and fully considered the risks of an investment in the Securities and determined that the Securities are a suitable investment for such Purchaser. Each Purchaser is, at this time and in the foreseeable future, able to afford the loss of such Purchaser’s entire investment in the Securities and such Purchaser acknowledges specifically that a possibility of total loss exists.

3.10.      Tax Advisors. Such Purchaser has had the opportunity to review with such Purchaser’s own tax advisors the federal, state and local tax consequences of its purchase of the Securities set forth opposite on such Purchaser’s signature page attached hereto, where applicable, and the transactions contemplated by this Agreement. Such Purchaser acknowledges that Purchaser shall be responsible for any of such Purchaser’s tax liabilities that may arise as a result of the transactions contemplated by this Agreement, and that the Company and any of its agents have not provided any tax advice or any other representation or guarantee regarding the tax consequences of the transactions contemplated by the Agreement.

3.11.      Securities Not Registered; Legends. Such Purchaser acknowledges and agrees that the Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act, and such Purchaser understands that the Securities have not been registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act, and that the Securities must continue to be held and may not be offered, resold, transferred, pledged or otherwise disposed of by such Purchaser unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration and in each case in accordance with any applicable securities laws of any state of the United States. Such Purchaser understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions including, but not limited to, the time and manner of sale, the holding period and on requirements relating to the Company which are outside of such Purchaser’s control and which the Company may not be able to satisfy, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts. Such Purchaser acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, transfer, pledge or disposition of any of the Securities. Such Purchaser acknowledges that no federal or state agency has passed upon or endorsed the merits of the offering of the Securities or made any findings or determination as to the fairness of this investment.

Each Purchaser understands that the Shares and Warrant Shares may bear one or more legends in substantially the following form and substance:

“THESE SECURITIES ARE BEING OFFERED TO INVESTORS WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE SECURITIES ACT”), IN RELIANCE UPON REGULATION D PROMULGATED UNDER THE SECURITIES ACT. TRANSFER OF THESE SECURITIES IS PROHIBITED, EXCEPT PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AVAILABLE EXEMPTION FROM REGISTRATION. THIS SECURITY [AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.”

In addition, stock certificates or book-entry positions representing the Shares and Warrant Shares may contain a legend regarding affiliate status of such Purchaser, if applicable.

The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties.  Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith.  Further, no notice shall be required of such pledge.  At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are subject to registration pursuant to the Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders (as defined in the Registration Rights Agreement) thereunder.

3.12.      Placement Agent. Each Purchaser hereby acknowledges and agrees that (a) the Placement Agent is acting solely as placement agent in connection with the execution, delivery and performance of this Agreement and the issuance of the Securities to Purchaser and neither the Placement Agent nor any of its respective affiliates have acted as an underwriter or in any other capacity and is not and shall not be construed as a fiduciary or financial advisor for such Purchaser, the Company or any other person or entity in connection with the execution, delivery and performance of this Agreement and the issuance and purchase of the Securities, (b) the Placement Agent has not made and does not make any representation or warranty, whether express or implied, of any kind or character, or has not provided any advice or recommendation in connection with the execution, delivery and performance of this Agreement or with respect to the Securities, nor is such information or advice necessary or desired, (c) the Placement Agent will not have any responsibility with respect to (i) any representations, warranties or agreements made by any person or entity under or in connection with the execution, delivery and performance of this Agreement, or the execution, legality, validity or enforceability (with respect to any person) thereof, or (ii) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the Company, and (d) the Placement Agent, its affiliates or any of its or their control persons, officers, directors or employees, will not have any liability or obligation (including for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by such Purchaser, the Company or any other person or entity), whether in contract, tort or otherwise, to such Purchaser, or to any person claiming through it, in respect of the execution, delivery and performance of this Agreement, except in each case for such party’s own gross negligence, willful misconduct or bad faith. No disclosure or offering document has been prepared by the Placement Agent or any of its respective affiliates in connection with the offer and sale of the Securities. Neither the Placement Agent nor any of its respective affiliates have made or make any representation as to the quality or value of the Securities. The Placement Agent and any of its respective affiliates may have acquired non-public information with respect to the Company, which Purchaser agrees need not be provided to it.

3.13.     Reliance by the Company. Such Purchaser acknowledges that the Company will rely upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of such Purchaser set forth herein.

3.14.     No General Solicitation. Such Purchaser acknowledges and agrees that such Purchaser is purchasing the Securities directly from the Company. Such Purchaser became aware of this offering of the Securities solely by means of direct contact from the Placement Agent or directly from the Company as a result of a pre-existing, substantive relationship with the Company or the Placement Agent, and/or their respective advisors (including attorneys, accountants, bankers, consultants and financial advisors), agents, control persons, representatives, affiliates, directors, officers, managers, members, and/or employees, and/or the representatives of such persons. The Securities were offered to such Purchaser solely by direct contact between such Purchaser and the Company, the Placement Agent, and/or their respective representatives. Such Purchaser did not become aware of this offering of the Securities, nor were the Securities offered to such Purchaser, by any other means, and none of the Company, the Placement Agent and/or their respective representatives acted as investment advisor, broker or dealer to such Purchaser. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement, including any of the methods described in Section 502(c) of Regulation D under the Securities Act.

3.15.      No Reliance. Such Purchaser acknowledges that there have not been, and such Purchaser hereby agrees that it is not relying on and has not relied on, any statements, representations, warranties, covenants or agreements made to such Purchaser by or on behalf of the Company, any of its affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing or any other person or entity (including the Placement Agent), expressly or by implication, other than the SEC Reports and those representations, warranties and covenants of the Company expressly set forth in this Agreement and the other Transaction Documents.

3.16.    Access to Information. In making its decision to purchase the Securities, such Purchaser has relied solely upon independent investigation made by such Purchaser and upon the representations, warranties and covenants set forth herein and in the other Transaction Documents. Such Purchaser acknowledges and agrees that such Purchaser has received such information as such Purchaser deems necessary in order to make an investment decision with respect to the Securities, including, with respect to the Company. Without limiting the generality of the foregoing, such Purchaser acknowledges that such Purchaser has had an opportunity to review (a) Schedule A attached hereto, (b) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, (c) any Quarterly Reports on Form 10-Q or any Current Reports on Form 8-K filed or furnished (as applicable) by the Company after December 31, 2024, together in each case with any documents incorporated by reference therein or exhibits thereto, in each case of (b) and (c) filed at least one (1) day, other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close (a “Business Day”) prior to the date hereof. Such Purchaser acknowledges and agrees that such Purchaser and such Purchaser’s professional advisor(s), if any, have had the opportunity to ask such questions, receive such answers and obtain such information as such Purchaser and such Purchaser’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Securities and that such Purchaser has independently made his, her or its own analysis and decision to invest in the Company.

3.17.      Certain Trading Activities. Other than consummating the transaction contemplated hereby, such Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed any purchases or sales, including (i) all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and (ii) sales and other transactions through non-U.S. broker dealers or non-U.S. regulated brokers (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock) (“Short Sales”) of the securities of the Company during the period commencing as of the time that such Purchaser was first contacted by the Company or any other Person regarding the transaction contemplated hereby and ending immediately prior to the date hereof. Notwithstanding the foregoing, (i) in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of the assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Agreement and (ii) in the case of an Purchaser that is affiliated with other funds or investment vehicles or whose investment advisor or sub-advisor that routinely acts on behalf of or pursuant to an understanding with such Purchaser is also an investment advisor or sub-advisor to other funds or investment vehicles, the representation set forth above shall only apply with respect to the personnel of such other funds or investment vehicles or such investment advisor or sub-advisor who had knowledge of the transaction contemplated hereby and not with respect to any personnel who have been effectively walled off by appropriate information barriers. Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.

3.18.    Disqualification Event. To the extent such Purchaser is one of the covered persons identified in Rule 506(d)(1), such Purchaser represents that no Disqualification Event is applicable to such Purchaser, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. Such Purchaser hereby agrees that it shall notify the Company promptly in writing in the event a Disqualification Event becomes applicable to such Purchaser, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable.

4.          Covenants; Further Assurances. On or prior to the Closing Date, each party agrees to cooperate with each other and their respective officers, employees, attorneys, accountants and other agents, and, generally, do such other reasonable acts and things in good faith as may be necessary to effectuate the intents and purposes of this Agreement and other Transaction Documents, subject to the terms and conditions hereof and compliance with applicable law, including taking reasonable action to facilitate the filing of any document or the taking of reasonable action to assist the other parties hereto in complying with the terms hereof.

4.1.        Listing. The Company hereby agrees that it shall cause the Shares to be listed on the Nasdaq Capital Market prior to or at the Closing and shall use its commercially reasonable efforts to maintain the listing of its Common Stock on the Nasdaq Capital Market. and concurrently with the Closing, the Company shall apply to list or quote all of the Shares and Warrant Shares on such National Exchange (as defined below) and promptly secure the listing of all of the Shares and Warrant Shares on such National Exchange. The Company further agrees, if the Company applies to have the Common Stock traded on any other National Exchange, it will then include in such application all of the Shares and Warrant Shares, and will take such other action as is necessary to cause all of the Shares and Warrant Shares to be listed or quoted on such other National Exchange as promptly as possible.

4.2.       Placement Agent’s Fees. The Company acknowledges that it has engaged the Placement Agent in its capacity as placement agent in connection with the sale of the Securities. The Company shall be responsible for the payment of the placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by any Purchaser), in each case payable to third parties retained by the Company, relating to or arising out of the transactions contemplated by this Agreement.

4.3.      Disclosure of Transactions. The Company shall, by 8:30 a.m., New York City time, on the first (1st) business day immediately following the date hereof (provided that, if this Agreement is executed between midnight and 9:00 a.m., New York City time, on any business day, no later than 9:00 a.m., New York City time, on the date hereof), file with the SEC a Current Report on Form 8-K (the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby, including as an exhibit to such Current Report on Form 8-K this Agreement. Upon the issuance of the Disclosure Document, to the knowledge of the Company, no Purchaser shall be in possession of any material, non-public information received from the Company or any of its officers, directors, or employees or agents, that is not disclosed in the Disclosure Document unless otherwise specifically agreed in writing by such Purchaser. Notwithstanding anything in this Agreement to the contrary, the Company shall not, without the prior written consent of such Purchaser, publicly disclose the name of any Purchaser or any of its affiliates or advisers, or include the name of any Purchaser or any of its affiliates or advisers in (i) any press release or marketing materials or (ii) any filing with the SEC or any regulatory agency, except with respect to clause (ii) as required by the federal securities law in connection with the filing of this Agreement in its final form (including signature pages hereto) with the SEC or pursuant to other routine proceedings of regulatory authorities or to the extent such disclosure is required by law, at the request of the staff of the SEC or regulatory agency or under the regulations of the Nasdaq Capital Market, in which case the Company will provide the Purchaser with prior written notice (including by e-mail) and opportunity to review such disclosure under this clause (ii).

4.4.      Integration. The Company has not sold, offered for sale or solicited offers to buy and shall not, and shall use its commercially reasonable efforts to ensure that no Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers, or that will be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question, together with any successor thereto: the NYSE American, The New York Stock Exchange, the Nasdaq Global Market, the Nasdaq Global Select Market and the Nasdaq Capital Market (a “National Exchange”), such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

4.5.        Removal of Legends.

(a)        A certificate or book-entry position evidencing a Purchaser’s Shares and Warrant Shares shall not contain any legend (including the legend set forth in Section 3.11 hereof), (i) while a registration statement (including the Registration Statement (as defined in the Registration Rights Agreement) covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Shares or Warrant Shares by such Purchaser pursuant to Rule 144 (assuming cashless exercise of the Warrants), (iii) if such Shares or Warrant Shares are eligible for sale under Rule 144  by such Purchaser (assuming cashless exercise of the Warrants), without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Shares and Warrant Shares and without volume or manner-of-sale restrictions, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) (each, a “Legend Removal Condition”).  Promptly on the same day that the Registration Statement is first declared effective, the Company shall cause its counsel to issue a legal opinion to the Transfer Agent confirming that the legend from the Shares and Warrant Shares covered by the Registration Statement is permitted, on which opinion the Transfer Agent may rely for all future removals of the legend from such shares without requiring a further opinion for any particular removal.  With respect to any Shares or Warrant Shares for which a Legend Removal Condition is satisfied under clause (ii), (iii) or (iv) of Section 4.5(a) rather than through the Registration Statement, the Company shall cause its counsel to deliver a legal opinion to the Transfer Agent or the applicable Purchaser, as applicable, with respect to those specific Shares or Warrant Shares, promptly after request therefor. In each case, upon a Purchaser’s delivery to the Company or the Transfer Agent of a legended certificate (or book-entry position) representing Shares or Warrant Shares with respect to which a Legend Removal Condition has been satisfied, together with any customary representations reasonably required by the Company or its counsel, the Company shall cause an unlegended certificate or book-entry certificate representing those Shares or Warrant Shares to be delivered to the Purchaser no later than the earlier of (i) one (1) Trading Day and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) following the delivery by a Purchaser to the Company or the Transfer Agent of a certificate representing Shares or Warrant Shares, as the case may be, issued with a restrictive legend (such date, the “Legend Removal Date”).  The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.5.  The Company shall be responsible for the fees of the Transfer Agent, its legal counsel and all DTC fees associated with such legend removal.   Certificates for Securities subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System as directed by such Purchaser. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of a certificate representing Shares or Warrant Shares, as the case may be, issued with a restrictive legend.

(b)         In addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, (i) as partial liquidated damages and not as a penalty, for each $1,000 of Shares or Warrant Shares (based on the VWAP of the Common Stock on the date such Securities are submitted to the Transfer Agent) delivered for removal of the restrictive legend and subject to Section 4.1(c), $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after the Legend Removal Date) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend and (ii) if the Company fails to (a) issue and deliver (or cause to be delivered) to a Purchaser by the Legend Removal Date a certificate representing the Securities so delivered to the Company by such Purchaser that is free from all restrictive and other legends and (b) if after the Legend Removal Date such Purchaser purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Purchaser of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock, that such Purchaser anticipated receiving from the Company without any restrictive legend, then an amount equal to the excess of such Purchaser’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) (the “Buy-In Price”) over the product of (A) such number of Shares or Warrant Shares that the Company was required to deliver to such Purchaser by the Legend Removal Date multiplied by (B) the lowest closing sale price of the Common Stock on any Trading Day during the period commencing on the date of the delivery by such Purchaser to the Company of the applicable Shares or Warrant Shares (as the case may be) and ending on the date of such delivery and payment under this Section 4.5(b).

(c)          Each Purchaser, severally and not jointly with the other Purchasers, agrees with the Company that such Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.5 is predicated upon the Company’s reliance upon this understanding.

4.6.       Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities for general corporate purposes, working capital and/or research and development activities, and shall not use such proceeds for (a) the repayment or refinancing of any indebtedness owed to officers, directors or affiliates of the Company, (b) any loan to or investment in any entity other than a wholly-owned subsidiary.

4.7.        Restriction on Dilutive Issuances.

(a)        For a period of ninety (90) days following the Closing Date (the “Standstill Period”), the Company shall not, without the prior written consent of Purchasers holding a majority-in-interest of the Securities, directly or indirectly offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or disposition of) any equity or equity-linked securities of the Company (including shares of Common Stock, options, warrants, convertible securities or other securities convertible into or exercisable or exchangeable for shares of Common Stock); provided, however, that the foregoing restriction shall not apply to (i) the issuance of Securities pursuant to this Agreement, (ii) the issuance of shares of Common Stock upon exercise of options, warrants or other convertible securities outstanding as of the date hereof, (iii) the issuance of shares of Common Stock or options to employees, officers, directors or consultants of the Company pursuant to the Company Stock Plans, or (iv) the issuance of shares of Common Stock upon exercise of the Warrants.

(b)          From the date hereof until the one (1) year anniversary of the Closing Date, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction.  “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit, whereby the Company may issue securities at a future determined price; provided, however, that the term “Variable Rate Transaction” shall not include the issuance or sale of shares of Common Stock by the Company pursuant to an at-the-market offering or an equity line of credit, in each case with net proceeds to the Company not exceeding $10,000,000 in the aggregate in any calendar year under all such at-the-market offerings and equity lines of credit, collectively.  Any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

4.8.       Exercise Procedures.  The form of Notice of Exercise included in the Warrants set forth the totality of the procedures required of the Purchasers in order to exercise the Warrants.  No additional legal opinion, other information or instructions shall be required of the Purchasers to exercise their Warrants.  Without limiting the preceding sentences, no ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required in order to exercise the Warrants.  The Company shall honor exercises of the Warrants and shall deliver Warrant Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.9.        Indemnification of Purchasers. Subject to the provisions of this Section 4.9, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is solely based upon a material breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such stockholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which is finally judicially determined to constitute fraud, gross negligence or willful misconduct), or (c) in connection with any registration statement of the Company providing for the resale by the Purchasers of the Shares and the Warrant Shares issued and issuable upon exercise of the Warrants, the Company will indemnify each Purchaser Party, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses, as incurred, arising out of or relating to (i) any untrue or alleged untrue statement of a material fact contained in such registration statement, any prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding such Purchaser Party furnished in writing to the Company by such Purchaser Party expressly for use therein, or (ii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder in connection therewith.   If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party.  Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (x) the employment thereof has been specifically authorized by the Company in writing, (y) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (z) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel.  The Company will not be liable to any Purchaser Party under this Agreement (1) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (2) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents. The indemnification required by this Section 4.9 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

4.10.      Equal Treatment of Purchasers.  No consideration (including any modification of this Agreement) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration is also offered to all of the parties to this Agreement.  For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of the Securities or otherwise. For the avoidance of doubt, the side letter agreement between the Company and Nantahala Capital Management, LLC, dated as of the date hereof, regarding board designees (the “Board Side Letter”) has been disclosed to all Purchasers and does not violate Section 2.46.

5.          Conditions of Closing.

5.1.      Conditions to the Obligation of the Purchasers. The several obligations of each Purchaser to consummate the transactions to be consummated at the Closing, and to purchase and pay for the Securities being purchased by it at the Closing pursuant to this Agreement, are subject to the satisfaction or waiver in writing of the following conditions precedent:

(a)      Representations and Warranties. The representations and warranties of the Company contained herein and in the other Transaction Documents shall be true and correct on and as of the date made and on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (it being understood and agreed by each Purchaser that for purposes of this Section 5.1(a), in the case of any representation and warranty of the Company contained herein or in the other Transaction Documents which is made as of a specific date, such representation and warranty need be true and correct only as of such specific date).

(b)        Performance. The Company shall have performed in all material respects all obligations and conditions herein or under the other Transaction Documents required to be performed or observed by the Company on or prior to the Closing Date.

(c)         No Injunction. The purchase of and payment for the Shares by each Purchaser shall not be prohibited or enjoined by any law or governmental or court order or regulation and no such prohibition shall have been threatened in writing.

(d)       Consents. The Company shall have obtained the consents, permits, approvals, registrations and waivers necessary for the consummation of the purchase and sale of the Securities.

(e)          Registration Rights Agreement.  The Company shall have delivered to each Purchaser the Registration Rights Agreement dated on or about the date hereof, among the Company and the Purchasers in the form of Exhibit D attached hereto (the “Registration Rights Agreement”).

(f)          Transfer Agent; Warrant Delivery. The Company shall have furnished all required materials to the Transfer Agent to reflect the issuance of the Shares at the Closing and shall have delivered or caused to be delivered to each Purchaser PDF copies of the Warrants (including, as applicable, Common Warrants and Pre-Funded Warrants) purchased by such Purchaser at the Closing, registered in the name of such Purchaser (or its nominee).

(g)         Adverse Changes. Since the date hereof, no event or series of events shall have occurred that has had or would reasonably be expected to have a Material Adverse Effect.

(h)         Opinion of Company Counsel. The Company shall have delivered to the Purchasers and the Placement Agent the opinion of Dechert LLP, dated as of the Closing Date in customary form and substance to be reasonably agreed upon with the Purchasers and the Placement Agent.

(i)         Compliance Certificate. The Chief Executive Officer of the Company shall have delivered to the Purchasers at the Closing Date a certificate certifying that the conditions specified in Sections 5.1(a) (Representations and Warranties), 5.1(b) (Performance), 5.1(c) (No Injunction), 5.1(d) (Consents), 5.1(e) (Transfer Agent; Warrant Delivery), 5.1(f) (Adverse Changes) and 5.1(j) (Listing Requirements) of this Agreement have been fulfilled.

(j)          Secretary’s Certificate. The Secretary of the Company shall have delivered to the Purchasers at the Closing Date a certificate certifying (i) the Certificate of Incorporation of the Company, as currently in effect; (ii) the Bylaws of the Company, as currently in effect; and (iii) resolutions of the Company’s Board of Directors (or an authorized committee thereof) approving this Agreement and the other Transaction Documents and the transactions contemplated by this Agreement and the other Transaction Documents.

(k)         Listing Requirements. The Common Stock shall be listed on a National Exchange and shall not have been suspended, as of the Closing Date, by the SEC or the National Exchange from trading thereon.

5.2.        Conditions to the Obligation of the Company. The obligation of the Company to consummate the transactions to be consummated at the Closing, and to issue and sell to each Purchaser the Securities to be purchased by it at the Closing pursuant to this Agreement, is subject to the satisfaction or waiver in writing of the following conditions precedent:

(a)        Representations and Warranties. The representations and warranties contained herein of each Purchaser shall be true and correct on and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date (it being understood and agreed by the Company that, in the case of any representation and warranty of a Purchaser contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation and warranty need be true and correct only in all material respects; provided that the representations and warranties of a Purchaser contained in Sections 3.1 and 3.2 shall be true and correct in all respects) and consummation of the Closing shall constitute a reaffirmation by the Purchaser of each of the representations, warranties, covenants and agreements of the Purchaser contained in this Agreement as of the Closing Date.

(b)         Performance. Each Purchaser shall have performed in all material respects all obligations and conditions herein required to be performed or observed by such Purchaser on or prior to the Closing Date.

(c)         Injunction. The purchase of and payment for the Shares by each Purchaser shall not be prohibited or enjoined by any law or governmental or court order or regulation.

(d)         Payment. The Company shall have received payment, by wire transfer of immediately available funds, in the full amount of the aggregate purchase price for the Shares and/or Pre-Funded Warrants being purchased by each Purchaser at the Closing, as determined in accordance with Section 1.1 and Section 1.2.

6.           Termination.

6.1.       Conditions of Termination. This Agreement shall terminate and be void and of no further force and effect, and all obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) the mutual written agreement of the Company and each of the Purchasers, (b) if, on the Closing Date, any of the conditions of Closing set forth in Section 5 have not been satisfied as of the time required hereunder to be so satisfied or waived by the party entitled to grant such waiver, or are not capable of being satisfied and, as a result thereof, the transactions contemplated by this Agreement will not be and are not consummated, or (c) if the Closing has not occurred on or before August 17, 2026, other than as a result of a Willful Breach of a Purchaser’s obligations hereunder; provided, however, that nothing herein shall relieve any party to this Agreement of any liability for common law fraud or for any Willful Breach of any representation, warranty, covenant, obligation or other provision contained in this Agreement and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such Willful Breach. “Willful Breach” means a deliberate act or deliberate failure to act, taken with the actual knowledge that such act or failure to act would result in or constitute a material breach of this Agreement.

7.           Miscellaneous Provisions.

7.1.        Public Statements or Releases; Use of Name and Logo.

(a)         Except as set forth in Section 4.3, neither the Company nor any Purchaser shall make any public announcement with respect to the existence or terms of this Agreement or the transactions provided for herein without the prior approval of the other parties. Notwithstanding the foregoing, and subject to compliance with Section 4.3, nothing in this Section 7.1 shall prevent any party from making any public announcement it considers necessary in order to satisfy its obligations under the law, including applicable securities laws, or under the rules of any national securities exchange.

(b)        The Company grants the Purchasers permission to use the Company’s names and logos in marketing materials, limited to customary tombstone announcements, of the Purchasers and any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with any Purchaser.

7.2.       Interpretation. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and subsection references are to this Agreement unless otherwise specified. The headings in this Agreement are included for convenience of reference only and will not limit or otherwise affect the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” The phrases “the date of this Agreement,” “the date hereof” and terms of similar import, unless the context otherwise requires, will be deemed to refer to the date set forth in the first paragraph of this Agreement. The meanings given to terms defined herein will be equally applicable to both the singular and plural forms of such terms. All matters to be agreed to by any party hereto must be agreed to in writing by such party unless otherwise indicated herein. References to agreements, policies, standards, guidelines or instruments, or to statutes or regulations, are to such agreements, policies, standards, guidelines or instruments, or statutes or regulations, as amended or supplemented from time to time (or to successors thereto).

7.3.        Notices. Any notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to be given (a) when delivered if personally delivered to the party for whom it is intended, (b) when delivered, if sent by electronic mail or facsimile with receipt confirmed during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) three (3) days after having been sent by certified or registered mail, return-receipt requested and postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt:

(a)          If to the Company, addressed as follows:

Femasys Inc.
3950 Johns Creek Court, Suite 100
Suwanee, Georgia 30024
Attention: Kathy Lee-Sepsick
Email: ***
with a copy (which shall not constitute notice):

Dechert LLP
1095 6th Ave.
New York, NY 10036
Attention: Anna Tomczyk
Email: ***

(b)       If to any Purchaser, at its address set forth on such Purchaser’s signature page attached hereto or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 7.3.

Any Person may change the address to which notices and communications to it are to be addressed by notification as provided for herein.

7.4.       Severability. If any part or provision of this Agreement is held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

7.5.       Governing Law; Submission to Jurisdiction; Venue; Waiver of Trial by Jury. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to choice of laws or conflicts of laws provisions thereof that would require the application of the laws of any other jurisdiction, except to the extent that mandatory principles of Delaware law may apply.

(a)          The Company and each of the Purchasers hereby irrevocably and unconditionally:

(i)       submits for itself and its property in any legal action or proceeding relating solely to this Agreement or the transactions contemplated hereby, to the general jurisdiction of any state court or United States Federal court sitting in the City of New York in the State of New York;

(ii)      consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same to the extent permitted by applicable law;

(iii)     agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the party, as the case may be, at its address set forth in Section 7.3 or at such other address of which the other party shall have been notified pursuant thereto;

(iv)     agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction for recognition and enforcement of any judgment or if jurisdiction in the courts referenced in the foregoing clause (i) are not available despite the intentions of the parties hereto;

(v)     agrees that final judgment in any such suit, action or proceeding brought in such a court may be enforced in the courts of any jurisdiction to which such party is subject by a suit upon such judgment, provided that service of process is effected upon such party in the manner specified herein or as otherwise permitted by law;

(vi)     agrees that to the extent that such party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, such party hereby irrevocably waives such immunity in respect of its obligations under this Agreement, to the extent permitted by law; and

(vii)     irrevocably and unconditionally waives trial by jury in any legal action or proceeding in relation to this Agreement.

7.6.      Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

7.7.        Expenses. Each party shall pay its own out-of-pocket fees and expenses, including the fees and expenses of attorneys, accountants and consultants employed by such party, incurred in connection with the proposed investment in the Securities, the negotiation of this Agreement and the consummation of the transactions contemplated hereby. Notwithstanding the foregoing, subject to and conditioned upon the occurrence of the Closing, the Company shall reimburse Nantahala Capital Management, LLC (or its designee) for its reasonable and documented out-of-pocket legal and due diligence expenses incurred in connection with the negotiation, execution and closing of this Agreement and the transactions contemplated hereby, in an aggregate amount not to exceed $35,000, payable at the Closing

7.8.        Assignment. None of the parties may assign its rights or obligations under this Agreement or designate another person (i) to perform all or part of its obligations under this Agreement or (ii) to have all or part of its rights and benefits under this Agreement, in each case without the prior written consent of (x) the Company, in the case of a Purchaser, and (y) the Purchasers, in the case of the Company, provided that a Purchaser may, without the prior consent of the Company, assign its rights to purchase the Securities hereunder to any of its affiliates or to any other investment funds or accounts managed or advised by the investment manager who acts on behalf of such Purchaser (provided each such assignee agrees to be bound by the terms of this Agreement and makes the same representations and warranties set forth in Section 3 hereof). In the event of any assignment in accordance with the terms of this Agreement, the assignee shall specifically assume and be bound by the provisions of this Agreement by executing a writing agreeing to be bound by and subject to the provisions of this Agreement and shall deliver an executed counterpart signature page to this Agreement and, notwithstanding such assumption or agreement to be bound hereby by an assignee, no such assignment shall relieve any party assigning any interest hereunder from its obligations or liability pursuant to this Agreement unless otherwise specifically agreed to by the Company.

7.9.      Confidential Information. Each Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company, such Purchaser will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction), other than to such Purchaser’s outside attorney, accountant, auditor or investment advisor only to the extent necessary to permit evaluation of the investment, and the performance of the necessary or required tax, accounting, financial, legal, or administrative tasks and services and other than as may be required by law. Upon the issuance of the Disclosure Document, the Purchaser shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral, with the Company or any of its affiliates, relating to the transactions contemplated by this Agreement.

(a)       Prior to Closing, the Company may request from the Purchasers such additional information as the Company may deem necessary to evaluate the eligibility of the Purchaser to acquire the Shares, and the Purchaser shall promptly provide such information as may reasonably be requested to the extent readily available; provided, that the Company agrees to keep any such information provided by the Purchaser confidential, except (i) as required by the federal securities laws, rules or regulations and (ii) to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the SEC or regulatory agency or under the regulations of Nasdaq, subject to compliance with Section 4.3 hereof. The Purchaser acknowledges that the Company may file a copy of this Agreement with the SEC as an exhibit to a periodic report or a registration statement of the Company.

7.10.      Reliance by and Exculpation of Placement Agent.

(a)          Each Purchaser acknowledges that (i) it is not relying upon, and has not relied upon, any statement, representation or warranty made by the Placement Agent, any of its affiliates or any of its control persons, officers, directors and employees, in making its investment or decision to invest in the Company; (ii) the Placement Agent is acting solely as placement agent in connection with the transactions contemplated hereby and is not acting as an underwriter, initial purchaser, dealer or in any other such capacity and is not and shall not be construed as a fiduciary for such Investor, (iii) the Placement Agent, its affiliates and representatives have not made, and will not make any representations or warranties with respect to the Company or the offer and sale of the Securities or any other matter concerning the Company or the transactions contemplated hereby, and the Investor will not rely on any statements made by the Placement Agent, orally or in writing, to the contrary, (iv) it will be responsible for conducting its own due diligence investigation with respect to the Company and the offer and sale of the Shares; (v) it will be purchasing Shares based on the results of its own independent due diligence investigation of the Company; (iv) it has negotiated the offer and sale of the Shares directly with the Company, and the Placement Agent will not be responsible for the ultimate success of any such investment; and (vii) the decision to invest in the Company will involve a significant degree of risk, including a risk of total loss of such investment. Each Purchaser further represents and warrants to the Placement Agent that it, including any fund or funds that it manages or advises that participates in the offer and sale of the Securities, is permitted under its constitutive documents (including, without limitation, all limited partnership agreements, charters, bylaws, limited liability company agreements, all applicable side letters with investors, and similar documents) to make investments of the type contemplated by this Agreement. This Section 7.10 shall survive any termination of this Agreement.

(b)        The parties agree and acknowledge that the Placement Agent may rely on the representations, warranties, agreements and covenants of the Company contained in this Agreement and may rely on the representations and warranties of the respective Purchasers contained in this Agreement as if such representations, warranties, agreements, and covenants, as applicable, were made directly to the Placement Agent. The parties further agree that the Placement Agent may rely on the legal opinion to be delivered pursuant to Section 5.1(g) hereof.

(c)         Each party hereto agrees for the express benefit of the Placement Agent that: (i) neither the Placement Agent, nor any of its control persons, officers, directors or employees, (x) shall be liable for any improper payment made in accordance with the information provided by the Company or (y) makes any representation or warranty, or has any responsibilities, as to the validity, accuracy, value or genuineness of any information, certificates or documentation delivered by or on behalf of the Company pursuant to this Agreement; (ii) the Placement Agent, and each of its affiliates and representatives, shall be entitled to rely on, and shall be protected in acting upon, any certificate, instrument, opinion, notice, letter or any other document or security delivered to any of them by or on behalf of the Company, and (iii) neither the Placement Agent, nor any of its control persons, officers, directors or employees shall be liable (x) for any action taken, suffered or omitted by any of them in good faith and reasonably believed to be authorized or within the discretion or rights or powers conferred upon it by this Agreement, the Warrants and the Registration Rights Agreement or (y) for anything which any of them may do or refrain from doing in connection with this Agreement, the Warrants and the Registration Rights Agreement, except in each case for such party’s own gross negligence or willful misconduct.

7.11.    Third Parties. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties to this Agreement any rights, remedies, claims, benefits, obligations or liabilities under or by reason of this Agreement, and no Person that is not a party to this Agreement (including any partner, member, shareholder, director, officer, employee or other beneficial owner of any party to this Agreement, in its own capacity as such or in bringing a derivative action on behalf of a party to this Agreement) shall have any standing as a third party beneficiary with respect to this Agreement or the transactions contemplated hereby. Notwithstanding the foregoing, the Placement Agent is an intended third-party beneficiary of the representations and warranties of the Company in Section 2 and the representations and warranties of the Purchasers in Section 3 and of Section 7.10 of this Agreement.

7.12.     Independent Nature of Purchasers’ Obligations and Right. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as, and the Company acknowledges that the Purchasers do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group, and the Company will not assert any such claim with respect to such obligations or the transactions contemplated by the Transaction Documents. The Company acknowledges and each Purchaser confirms that it has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. Each Purchaser shall be entitled to independently protect and enforce its rights, including the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. The Company has elected to provide all Purchasers with the same terms for the convenience of the Company and not because it was required or requested to do so by any Purchaser. Each Purchaser shall acquire the Securities at the same Per Share Price (or Per Pre-Funded Warrant Price, as applicable) and on terms that are no more favorable to such Purchaser than the terms of this Agreement, other than terms particular to the regulatory requirements of such Purchaser or its affiliates or related funds that are mutual funds. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.  Excluding the Board Side Letter, there are no side letter agreements or other agreements or understandings (including written summaries of any oral understandings) with any Purchaser which include terms and conditions that are materially more advantageous than those applicable to any other individual Purchaser.

7.13.     Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

7.14.     Entire Agreement; Amendments. This Agreement constitutes the entire agreement between the parties hereto respecting the subject matter hereof and supersedes all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof, whether written or oral. No amendment, modification, alteration, or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the Company and Purchasers holding shares of Common Stock (including shares of Common Stock issuable upon exercise or conversion of any then-outstanding Pre-Funded Warrants and Common Warrants, without regard to any exercise limitations therein) representing a majority of the shares of Common Stock so calculated and then held by all Purchasers (the “Majority Purchasers”), and any such amendment made in conformity with this Section 7.14 shall be binding on all Purchasers and holders of Securities or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought, provided that if any amendment, modification or waiver disproportionately and adversely impacts a Purchaser (or group of Purchasers), the consent of Purchasers holding shares of Common Stock (including shares of Common Stock issuable upon exercise or conversion of any then-outstanding Pre-Funded Warrants and Common Warrants, without regard to any exercise limitations therein) representing at least 50.1% of the shares of Common Stock so calculated and then held by such disproportionately impacted Purchaser (or group of Purchasers) shall also be required. The Company, on the one hand, and the Majority Purchasers on the other hand, may by an instrument signed in writing by such parties waive the performance, compliance or satisfaction by any Purchaser or the Company, respectively, with any term or provision hereof or any condition hereto to be performed, complied with or satisfied by such Purchaser or the Company, respectively, and any such waiver shall be binding on all Purchasers and holders of Securities. Notwithstanding anything to the contrary herein, without the express written consent of each Purchaser, (i) this Agreement may not be amended, modified or waived to increase or decrease the number of Shares, Pre-Funded Warrants and/or Common Warrants that such Purchaser is obligated to purchase hereunder or to increase or decrease the purchase price to be paid by such Purchaser for such Shares or Pre-Funded Warrants, (ii) Section 5.1(a) and this Section 7.14 shall not be amended, modified or waived, (iii) Sections 7.10 and 7.11 shall not be amended, modified or waived without the prior written consent of the Placement Agent, which consent may be granted or withheld in the sole discretion of the Placement Agent, and (iv) without the express written consent of Nantahala Capital Management, LLC (or its affiliates that are Purchasers), no amendment, modification or waiver may be made to (A) any provision of the Registration Rights Agreement (B) any term of the Warrants (including exercise price, exercise period or anti-dilution provisions), (C) any closing condition set forth in Section 5, (D) the Board Side Letter, or (E) this Section 7.14.

7.15.     Survival. The covenants, representations and warranties made by each party hereto contained in this Agreement shall survive the Closing and the delivery of the Securities in accordance with their respective terms. Each Purchaser shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

7.16.      Mutual Drafting. This Agreement is the joint product of each Purchaser and the Company and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

7.17.     Additional Matters. For the avoidance of doubt, the parties acknowledge and confirm that the terms and conditions of the Securities were determined as a result of arm’s-length negotiations.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:

FEMASYS INC.

By: /s/ Kathy Lee-Sepsick
Name: Kathy Lee-Sepsick
Title: President and Chief Executive Officer

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PURCHASERS:

Nantahala Capital Management, LLC

By: /s/ Wilmot Harkey
Name: Wilmot Harkey
Title: Manager

NCP RFM LP
By: /s/ Wilmot Harkey
Name: Wilmot Harkey
Title: Manager

Blackwell Partners LLC – Series A
By: /s/ Wilmot Harkey
Name: Wilmot Harkey
Title: Manager

Eastmain 2023 Fund LP
By: /s/ Wilmot Harkey
Name: Wilmot Harkey
Title: Manager

Pinehurst Partners, L.P.
By: /s/ Wilmot Harkey
Name: Wilmot Harkey
Title: Manager

Rosalind Master Fund L.P.
By: /s/ Steven Salamon
Name: Steven Salamon
Title: President, Rosalind Advisors, Inc., adviser to Rosalind Master Fund L.P.

Empery Asset Master, LTD
By: /s/ Brett S. Director
Name: Brett S. Director
Title: General Counsel of Empery Asset Management, LP

Empery Tax Efficient, LP
By: /s/ Brett S. Director
Name: Brett S. Director
Title: General Counsel of Empery Asset Management, LP

[Signature Page to Securities Purchase Agreement]

Empery Tax Efficient III, LP
By: /s/ Brett S. Director
Name: Brett S. Director
Title: General Counsel of Empery Asset Management, LP

The Hewlett Fund LP
By: /s/ Martin Chopp
Name: Martin Chopp
Title: General Partner

Funicular Fund, LP
By: /s/ Jacob Ma-Weaver
Name: Jacob Ma-Weaver
Title: Managing Member of the GP

Stonepine Capital, LP
By: /s/ Jon M. Plexico
Name: Jon M. Plexico
Title: Managing Member of the General Partner

Marc R. Schechter Revocable Trust
By: /s/ Marc Schechter
Name: Marc Schechter
Title: Trustee

Corsair Capital Partners, L.P.
By: /s/ Jay Petschek
Name: Jay Petschek
Title: Managing Member of the Investment Manager

Corsair Capital Partners 100, L.P.
By: /s/ Jay Petschek
Name: Jay Petschek
Title: Managing Member of the Investment Manager

Corsair Capital Investors, Ltd.
By: /s/ Jay Petschek
Name: Jay Petschek
Title: Managing Member of the Investment Manager

Boothbay Absolute Return Strategies, LP
By: /s/ Adam J. Chill
Name: Adam J. Chill
Title: Authorized Signatory

[Signature Page to Securities Purchase Agreement]

Kingsbrook Opportunities Master Fund LP
By: /s/ Adam J. Chill
Name: Adam J. Chill
Title: Managing Member

Creek Drive Capital Management LP
By: /s/ Mathew Lazarus
Name: Mathew Lazarus
Title: Managing Member

Brio Capital Master Fund Ltd.
By: /s/ Shaye Hirsch
Name: Shaye Hirsch
Title: Director

3i, LP
By: /s/ Maier J. Tarlow
Name: Maier J. Tarlow
Title: Manager

Intracoastal Capital LLC
By: /s/ Keith Goodman
Name: Keith Goodman
Title: Authorized Signatory

Pathfinder Asset Management Ltd.
By: /s/ Rob Ballard
Name: Rob Ballard
Title: Portfolio Manager

Alumni Capital LP
By: /s/ Ashkan Mapar
Name: Ashkan Mapar
Title: General Partner

Robert Forster
By: /s/ Robert Forster
Name: Robert Forster

Pinz Capital Special Opportunities Fund, LP
By: /s/ Matthew Pinz
Name: Matthew Pinz
Title: Member

Cedarview Opportunities Master Fund LP
By: /s/ Burton Weinstein
Name: Burton Weinstein
Title: Managing Partner

[Signature Page to Securities Purchase Agreement]

Warberg WF XIV LP
By: /s/ Jonathan Blumberg
Name: Jonathan Blumberg
Title: Manager

Warberg WF XIII LP
By: /s/ Jonathan Blumberg
Name: Jonathan Blumberg
Title: Manager

PoC Capital, LLC
By: /s/ Daron Evans
Name: Daron Evans
Title: Managing Director

Steve Glass
By: /s/ Steven T. Glass
Name: Steven T. Glass

Connective Capital Emerging Energy QP LP
By: /s/ Robert Romero
Name: Robert Romero
Title: CEO

Connective Capital I QP LP
By: /s/ Robert Romero
Name: Robert Romero
Title: CEO

Rich Molinsky
By: /s/ Richard Molinsky
Name: Richard Molinsky

Kathy Lee-Sepsick
By: /s/ Kathy Lee-Sepsick
Name: Kathy Lee-Sepsick

Dov Elefant
By: /s/ Dov Elefant
Name: Dov Elefant

Megan Indeglia
By: /s/ Megan Indeglia
Name: Megan Indeglia

[Signature Page to Securities Purchase Agreement]

John Canning
By: /s/ John Canning
Name: John Canning

Benjamin Dings
By: /s/ Ben Dings
Name: Ben Dings

Jeffrey Mifek
By: /s/ Jeffrey Mifek
Name: Jeffrey Mifek
Title: Individual

Spencer Roeck
By: /s/ Spencer Roeck
Name: Spencer Roeck

Jeremy Sipos
By: /s/ Jeremy Sipos
Name: Jeremy Sipos

[Signature Page to Securities Purchase Agreement]